Exhibit 10.1

AMENDMENT No. 6 TO EMPLOYMENT AGREEMENT

This Amendment No. 6 dates as of February 2, 2015 (the “Amendment”) to that certain Employment Agreement by and between Steven Madden, Ltd., a Delaware corporation (the “Company”) and Arvind Dharia (the “Executive”), as amended.

W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of January 1, 1998, as amended by five subsequent Amendments dated prior to this date (collectively, the “Original Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Original Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Effective as of January 1, 2015, the original Agreement is amended as follows:

a.	The first sentence of Section 3 of the Original Agreement shall be deleted in its entirety and in lieu thereof the following sentence shall be inserted:

i.	“The term of this Agreement, unless sooner terminated in accordance with the provisions set forth herein, shall be for the period commencing on January 1, 2015 and terminating on December 31, 2017 (the “Term”).

b.	Section 4.1 of the Original Agreement shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

i.	“The Company shall pay to Executive an annual base salary of Five Hundred Eighty Two Thousand Four Hundred Fifty Five Dollars ($582,455.00); this shall remain the base salary for the remainder of the term.”

c.	The Executive shall receive a grant of Fifteen Thousand (15,000) shares of restricted stock on February 2, 2015, vesting one-fifth of total grant per year for five years on the anniversary of the grant date.

d.	Section 4.3 of the Original Agreement, subsequently amended in Amendment Number 5, Section 1(d), shall be further amended by deleting the amount $1,400 and inserting in lieu thereof $1,600.

2.	As hereinabove modified, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 6 of the date first set forth above.

Steven Madden, Ltd.

/s/ Edward Rosenfeld
Edward Rosenfeld, Chairman and CEO

/s/ Arvind Dharia
Arvind Dharia